EXHIBIT 99.1

[BERMAN CENTER LOGO]
                                                                    News Release

                                                                     Sam Chapman
                                                               The Berman Center
                                                                  (800) 709-4709
                                                                  (312) 961-9492
                                                       schapman@bermancenter.com

FOR IMMEDIATE RELEASE:

         BERMAN CENTER, INC. COMPLETES EQUITY FINANCING AND MERGER WITH
                            LB CENTER, INC. (LBCT.PK)
             Specialized women's health lifestyle center goes public
                        to spur growth, fulfill mission

CHICAGO (June 16, 2005) - Berman Center, Inc., a broad based lifestyle company focused on women's sexual health, well being and menopause management, announced today that it has completed a merger with a wholly-owned subsidiary of LB Center, Inc. (OTC:LBCT.PK). LB Center is a company with shares publicly quoted on the Pink Sheets Electronic Quotation Services. In connection with the merger, Berman Center also completed an equity financing through a private placement of its common stock by Hunter World Markets, Inc. of Beverly Hills, California to support the Berman Center's expansion program.

According to Dr. Laura Berman, President of the Chicago-based Berman Center, the financing and merger transaction represents an opportunity to achieve the company's vision. "Our decision to move forward with this transaction was driven by our passion for advancing the Berman Center's mission, which is to help every woman reach their full potential, physically, mentally and spiritually," said Berman. "We are now firmly positioned to branch out nationally to provide the services and guidance that over 63 million women suffering from sexual dysfunction and 50 million women facing the changes of menopause desperately need."

The Berman Center's plans include expanding a range of upscale spa-like women's sexual health and well being clinics, initially in the suburbs of Chicago. Other initiatives by the Berman Center include continuing its outreach with the medical community and expanding its medical education courses to doctors and nurses in various markets. These courses are currently offered in Chicago and Los Angeles. In addition, Dr. Berman plans to utilize ongoing research to author new books and DVDs on the topic of sexual health and expand her newspaper and magazine columns, as well as the production of television and radio shows. The company also plans lifestyle endorsement and branding opportunities with leading pharmaceutical and consumer products companies, branded sexual function devices, as well as an array of future opportunities.

Dr. Berman is a leading expert on sex-related issues in America today. She is a clinical professor of OBGYN and psychiatry in the Feinberg School of Medicine of Northwestern University. She has earned two Master's Degrees in Social Work and a Ph.D. from New York University in Human Sexuality. Dr. Berman is also the Director for the Network for Excellence in Women's Sexual Health (NEWSHE). Her media credentials include: co-host of "Berman & Berman," on the Discovery Health Channel, radio show host, regular correspondent for "Good Morning America," columnist for the Chicago Sun-Times, best selling author and numerous TV, radio and print interviews.
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"We're extremely happy with the direction of the Berman Center and the relationship we've forged with Hunter World Markets," said Berman. "Their experience and insight will allow us to fulfill our vision for educating and providing sexual health services for women everywhere in a much more strategic way."

                                      # # #

About Hunter World Markets, Inc.

Based in Beverly Hills, California Hunter World Markets, Inc. ("HWM") is a member of NASD and SIPC and offers investment banking, investment advisory and institutional trading to select clients with a diversity of sector and industry experience, particularly in North American and European markets. HWM has equity underwriting capabilities that include capital rising through initial public offerings and private placements. In institutional trading, HWM offers highly individualized trading services to investment advisors, asset mangers, pension funds, insurance companies, hedge funds, banks and other institutional investors, and trades on all major exchanges in North America and Europe through RBC Dain Rauscher Inc.

For more information, contact Sam Chapman at (312) 961-9492.

                                      # # #

Safe Harbor Statement

This news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including, but not limited to, risks related to: our ability to obtain additional funding to support our business activities; our dependence on services, name and image of Dr. Berman; the early-stage market for female sexual health products and services; a dramatic rise in expenses; the familial relationship of a number of our officers and directors; rapid growth and change in our business; as well as those risks more fully discussed in the Berman Center, Inc.'s reports filed from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.